UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On October 27, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following letter to shareholders of Automatic Data Processing, Inc., which was also posted on www.ADPascending.com:

ADPASCENDING

Nominees for ADP's Transformation



October 27, 2017

Dear Fellow Shareholder:

Pershing Square is one of the largest shareholders of ADP. We made a $2.3 billion investment in ADP because we believe it is a good business that can be substantially improved. **This week, Glass Lewis and Egan Jones, two independent proxy advisory firms, recommended that shareholders vote for all three of Pershing Square's Nominees for ADP's Transformation, and a third proxy advisory firm, Institutional Shareholder Services, supported our views and the election of Bill Ackman to the board.**

A VOTE FOR GOLD IS A VOTE THAT ADP CAN DO BETTER

Shareholders face an important decision in the upcoming election. The alternatives are clear:

	ADP's Status Quo	The Nominees for ADP's Transformation Vote GOLD
Board	✗ Stale perspectives ✗ Lack business transformation and operating efficiency expertise ✗ Committed to status quo ✗ Only one director has purchased stock in 13 years	✓ Fresh perspectives ✓ A major shareholder's voice ✓ Relevant expertise in business transformation and operating efficiency ✓ Directors who are ADP shareholders with significant "skin in the game"
Operating Efficiency & Margins	✗ Lowest company rankings by employees as compared to competitors ✗ Margins below competitors' and potential ✗ Labor efficiency 28% below competitors' ✗ Inefficient and bloated organization with no meaningful progress addressing inefficiency ✗ Minimal projected improvement in margins: 20% to just 21-22% in three years	✓ Recognize ADP's current underperformance and commitment to strive for best-in-class performance ✓ Have a transformation plan to address the efficiency opportunity ✓ Plan to increase Employer Services margins from 19% to 35%+ by year five, driving total ADP margins from 20% to 32%
Competitive Position & Revenue Growth	✗ Losing market share particularly in Enterprise segment, with no plan to address competitive position ✗ Employer Services growth of 4% in FY '17 and estimate of 2-3% in FY '18 substantially trailing competitors and the industry ✗ Recent unexplained increase in projected growth to 7-9% in FY '19-'20 announced during proxy contest	✓ Will build a world-class technology organization and address ADP's product deficiencies, including in Enterprise ✓ Improve Employer Services revenue growth to 7%+, at or above industry levels ✓ Drive technology leadership to unlock significant growth opportunities from big data and other ancillary product offerings
Message from Shareholders	✗ Commitment to Status Quo	✓ Transformation to Fulfill ADP's Potential

ADP has refused to respond to shareholder questions about its margins, CDK's outperformance, weak labor productivity, competitive challenges, and the overstatement of its total shareholder returns, and has consistently responded by saying that it can't do any better. This is unacceptable.

ADP can do better.

ADP can be greatly improved through greater efficiency and by becoming a technology leader in the HCM industry.

Please vote FOR the election of all nominees on the GOLD proxy card today

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Please Vote the GOLD Proxy Card Today

ADP IS UNDERPERFORMING ITS POTENTIAL

ADP's total shareholder return significantly trails its direct competitors'. ADP participates in an attractive industry with robust secular growth, which has helped drive ADP's shareholder returns over time. Notwithstanding this favorable industry backdrop, ADP has significantly underperformed its competitors and its potential. During this proxy contest, ADP has attempted to hide this underperformance by overstating its total shareholder returns and unfairly comparing its performance to largely unrelated companies.

ADP's underperformance can be seen clearly when evaluating its financial performance relative to competitors, but is also evident when looking at non-financial indicators which will drive ADP's performance for decades to come.

> *"I look at the non-financial indicators to judge the health of a business. Look at the employees, look at their engagement...Look at the customers...What's your market share? How are all of those things going? And you better pay a lot of attention to where you are in on those metrics...you need to move with a lot of urgency once those things do start to deteriorate."*
>
> - Veronica "Ronee" Hagen, Independent Director Nominee for ADP's Transformation

ADP is last amongst its competitors in nearly every employee satisfaction metric according to Glassdoor, a website on which employees rate their employers:

	Overall Rating	Approval of CEO	Approve of Senior Management	Culture & Values	Recommend to a Friend	Positive Business Outlook
ADP Rank (of 10)	Last	2nd to Last	Last	Last	Last	Last
ADP	3.5 / 5	86%	3.1 / 5	3.5 / 5	68%	59%
Competitors (Avg.)	4.2 / 5	95%	3.9 / 5	4.3 / 5	85%	82%

Source: Glassdoor rankings. Competitors include Paychex, Workday, Ultimate Software, Ceridian, Kronos, Intuit, Cornerstone OnDemand, Paycom, and Paylocity.

Weak employee morale and dissatisfaction with senior leadership must be addressed as ADP's long-term success depends on the company's thousands of dedicated and hard-working associates and their engagement.

ADP's culture is insular and bureaucratic. Senior management has an average tenure at ADP of 20 years and effectively no outside experience or perspectives. ADP's current culture, operating inefficiency, and technology deficiencies are responsible for the company's suboptimal performance and are key drivers of ADP's poor employee satisfaction.

ADP should not be content with the status quo and its continued underperformance versus competitors, yet it has announced a plan which calls for no material improvement.

OUR PLAN TO HELP ADP REALIZE ITS FULL POTENTIAL

If ADP's shareholders vote to elect The Nominees for ADP's Transformation, our Nominees will work collaboratively with the remaining incumbent directors to help ADP realize its full potential.

> *"I would recommend treating [the transformation] as a project...that reports to the CEO and the board with close board oversight; engaging a consultant to help in the identification of the various work streams and the tasks that are necessary and prioritizing them; and then engage the organization, across-the-board, in their piece of the project to actually get them going, focused and execute."*
>
> - V. Paul Unruh, Independent Director Nominee for ADP's Transformation

Our proposed operational transformation of ADP is best understood by analogy to the business transformation of CDK, which was launched by the new CDK board shortly after it was spun off by ADP. The CDK transformation has delivered meaningful and consistently positive results – notably, a more than 60% increase in operating margins in three years without additional risk. ADP's characterization of our approach as "aggressive" and "risky" is a common activist defense tactic. ADP's vague and alarming assertions are not, however, supported by the facts. ADP's status quo – with poor employee engagement, loss of market share, and operating inefficiency – is risky. Improving ADP and fulfilling its long-term potential is not.

ADPascending.com

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Please Vote the GOLD Proxy Card Today

THE NOMINEES FOR ADP'S TRANSFORMATION ARE THE DIRECTORS ADP NEEDS

To execute on a transformation plan and help ADP fulfill its potential, ADP's board needs expertise in both (i) business transformation and operating efficiency, and (ii) technology and the Human Capital Management ("HCM") industry. ADP's board already has relevant technology and HCM experience, and **we are not seeking to replace any directors with technology or HCM industry experience.** Instead we are seeking to replace ADP's longest-tenured directors who have presided over ADP for years as it has underachieved its potential.

ADP's Longest-Standing Directors		The Nominees for ADP's Transformation	
John Paul Jones 	*Board Chairman* × Director since 2005 (12 years) × Industrial CEO; no technology or HCM experience × Former CEO of Air Products; underperformed competition during his tenure × Has overseen ADP's HCM underperformance × Divested ADP assets which doubled margins × Not supported by two proxy advisors	William A. Ackman 	*CEO of Pershing Square Capital Management* ✓ Investor in HCM industry for over a decade ✓ Investor and director in successful business transformations similar to ADP ✓ One of the largest owners of ADP, with long-term outlook ✓ Supported by all three proxy advisors
Glenn Hubbard 	*Chair, Nominating & Governance Committee* × Director since 2004 (13 years) × Business school dean with no operating experience; no technology or HCM experience × Has overseen ADP's HCM underperformance × Divested ADP assets which doubled margins × Not supported by two proxy advisors	Veronica Hagen 	*Former CEO, Polymer Group* ✓ Extensive global executive leadership experience in competitive industries with focus on operational efficiency ✓ Personally invested over $300,000 in ADP stock, more than any current director ✓ Supported by two proxy advisors
Eric Fast 	*Chair, Audit Committee* × Director since 2007 (10 years) × Industrial CEO; no technology or HCM experience × Audit chair as ADP has reduced disclosures × Has overseen ADP's HCM underperformance × Divested ADP assets which doubled margins × Not supported by any of the three proxy advisors	V. Paul Unruh 	*Former Vice Chairman, Bechtel* ✓ Member of Symantec board subcommittee which oversaw its business transformation, delivering significant savings above plan ✓ Personally invested over $300,000 in ADP stock, more than any current director ✓ Supported by two proxy advisors

PERSHING SQUARE HAS EXTENSIVE EXPERIENCE WITH SUCCESSFUL TRANSFORMATIONS

Pershing Square has extensive experience identifying and helping to drive operational transformations as an engaged shareholder with Board representation.

2011 to 2016			2013 to Present			2014 to 2016		
Railroad	Margins %	TSR %	Industrial Gas	Margins %	TSR %	Animal Health	Margins %	TSR %
CP	19% → 39%	327%	AIR PRODUCTS	15% → 23%	97%	zoetis	25% → 35%	58%

In each of these investments, we identified a good business with substantial underperformance relative to its competitors and its potential, and we worked closely with the board and management teams of each company to deliver substantial improvements in profitability, growth, and long-term value creation, which were above our original conservative estimates.

ELECTING THE NOMINEES FOR ADP'S TRANSFORMATION WILL REFRESH ADP'S BOARD

If elected, we will comprehensively assess ADP's operational efficiency, corporate culture, product and service offerings, and competitive position, and work with the board and management to execute a detailed and comprehensive plan for improvement. By doing so, we believe ADP can reach its full potential and greatly enhance value for all stakeholders.

The election of the Nominees for ADP's Transformation would add to the Board:

- ✓ Fresh perspectives
- ✓ A major shareholder's voice
- ✓ Relevant expertise in business transformation and operating efficiency
- ✓ Directors who are ADP shareholders with significant "skin in the game"

These are precisely the perspectives and experience ADP is missing.

ADP's long-standing directors, including the three we are seeking to replace, chair the board and all board committees. Replacing these directors would allow the reconstituted board to elevate some of the incumbent, more recent additions to the board to leadership positions where they can help drive ADP's needed transformation.

ADPascending.com

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Please Vote the GOLD Proxy Card Today

ALL THREE INDEPENDENT PROXY ADVISORY FIRMS SUPPORT OUR VIEWS

> *"[R]ather than supporting the status quo, we believe investors have an opportunity to convey their discontent with the board's continuation of a potentially sub-optimal business plan, and to encourage fresh perspectives, analysis and discussion in the boardroom of the best path forward for ADP, through the election of qualified director candidates, including a well-established shareholder representative, supported by what we believe to be convincing, well-framed arguments outlining the substantial opportunity for ADP and its shareholders to realize superior returns and value in the long term. Based on these factors and the considerations discussed above, we believe shareholders would be best served by supporting the election of all three of Pershing Square's nominees as well as the re-election of the seven uncontested incumbent nominees.*
>
> *Accordingly, we recommend that shareholders vote FOR all nominees on the GOLD proxy card."*
>
> \- Glass Lewis (October 23, 2017)

VOTE GOLD TO HELP ADP ACHIEVE ITS FULL POTENTIAL

At ADP's annual meeting on November 7, 2017, shareholders will have the opportunity to vote for transformational change at ADP by electing three highly-qualified and experienced independent director nominees. With a strong mandate from shareholders, we look forward to working constructively with members of management and the newly reconstituted board for the benefit of all ADP shareholders. By voting **FOR The Nominees for ADP's Transformation** on the **GOLD** Proxy Card or **GOLD** Voting Instruction Form, you can help drive this needed improvement.

Sincerely,

William A. Ackman

Please vote **FOR** the election of all nominees on the **GOLD** proxy card today

YOU CAN VOTE BY INTERNET OR TELEPHONE

TIME IS SHORT:
If sent by mail, your vote must be received no later than 11:59 PM (Eastern) on Monday, November 6, 2017

Shareholders are urged **NOT** to use any white proxy card received from ADP and are strongly encouraged to discard the white proxy card. If you previously voted ADP's white proxy card you may change your vote by voting a **later-dated** GOLD Proxy Card or GOLD Voting Instruction Form. Only your **last-dated** proxy card will count.

Vote GOLD Proxy | **Discard WHITE Proxy**

Additional information regarding the proxy contest, as well as Pershing Square's materials for ADP shareholders is available at **www.ADPascending.com**.

For questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at **(866) 342-1635**.

ADPascending.com

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